UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

December 12, 2006 Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

157 Technology Drive Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

(949) 788-6700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 14, 2006, Spectrum Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that, on December 12, 2006, the Company filed a Demand for Arbitration and Statement of Claims with the American Arbitration Association (the “Demand”), to address violations of the letter and spirit of its co-development and license agreement with GPC Biotech AG (“GPC Biotech”) dated September 30, 2002 (the “License Agreement”). Through the Demand, the Company seeks to enforce its rights under the License Agreement. The Demand is a response to GPC Biotech’s intentional and bad faith exclusion of the Company from the Company’s rightful participation in sublicense fee income received by GPC Biotech, and to other non-monetary violations of the License Agreement. The Demand also seeks a declaration that GPC Biotech’s breaches provide a basis for termination of the License Agreement. If the License Agreement is terminated, GPC Biotech would be required to transfer to the Company all rights to satraplatin, including GPC’s sublicense agreement with Pharmion GmbH. A complete copy of the press release is attached hereto as exhibit 99.1 and incorporated herein by reference. GPC has indicated that it believes the claims made in the Demand are without merit and that it intends to file counterclaims against the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Documents
99.1+	Press Release dated December 14, 2006

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2006

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Shyam Kumaria
Name:	Shyam Kumaria
Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit	Description of Documents
99.1+	Press Release dated December 14, 2006

+	Filed herewith.